NICHOLS RESEARCH CORPORATION
                          1997 STOCK BONUS PLAN


       ARTICLE I:  GENERAL PROVISIONS AND PURPOSES OF THE PLAN

1.1 TITLE. The title of the stock bonus plan which is described herein is "Nichols Research Corporation 1997 Stock Bonus Plan"
(the "Plan").

1.2 ISSUER. The issuer of the stock which is the subject of the Plan is Nichols Research Corporation, a Delaware corporation, having its principal place of business at 4040 Memorial Parkway
South, Huntsville, Alabama 35802 (the "Company").

1.3. GENERAL PURPOSES OF THE PLAN. The Company desires to establish the Plan to provide key employees, as hereinafter defined, with an opportunity to acquire Nichols Research Corporation Common Stock with a view toward rewarding those key employees for past services and providing an incentive to remain in the employ of the Company.

1.4. EFFECTIVE DATE. The Plan, as set forth herein, shall become effective upon adoption by the Company's Board of Directors and approval by the Company's stockholders at its annual meeting. The Plan shall remain in effect until it is terminated under
Section 1.6.

1.5   TERM  OF  THE  PLAN.   The Plan  shall  commence  with  the
Company's fiscal year beginning September 1, 1997 and continue for each subsequent fiscal year until it is terminated under
Section 1.6.

1.6 AMENDMENT OR TERMINATION. The Board of Directors may, at any time and for any reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

1.7 ELIGIBLE EMPLOYEES. A person shall be eligible to receive a stock bonus award for a given fiscal year if he or she:

     a. was a full-time salaried employee of the Company or any of its subsidiaries during the entire fiscal year; and

     b.     is   an  executive  officer  of  the  Company   ("key
employee").
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1.8   SECURITIES  TO BE OFFERED.  The shares reserved  for  award
under    the      Plan      shall     consist     of      150,000
shares  of  Nichols Research Corporation Common Stock, $0.01  par
value  (the  "Stock Bonus") and, in accordance  with  Article   V
hereof, may be increased by action of the Board of Directors. The Stock Bonus shall be issued from either authorized but unissued shares or treasury shares as the Board of Directors, in its judgment, deems advisable. Upon the receipt of a stock certificate under the Plan, an employee shall have all the rights normally associated with stock ownership including the right to vote and receive any dividends declared by the Company's Board of Directors.

1.9. SECURITIES REGULATION AND RESTRICTIONS ON RESALE. The Company shall not be obligated to issue any Stock Bonus unless and until the shares of the Stock Bonus are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the distribution and issuance of such shares or any securities exchange regulation to which the Company might be subject. In the event the shares are not effectively registered, but can be issued by virtue of an exemption, the Company may issue shares of the Stock Bonus to an employee if the employee represents that he is acquiring such shares received under the Plan as an investment and not with the view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of the Stock Bonus thus issued shall bear an appropriate legend or legends reciting such representation and the restriction on transfer of the shares.

            ARTICLE II:  ADMINISTRATION OF THE PLAN

2.1. THE COMMITTEE. The Plan shall be administered by committee (the "Committee")composed of either the entire Board of Directors or a committee of the Board of Directors that is composed solely
of   two    or    more   Non-Employee    Directors.    For   this
purpose, the term "Non-Employee Director" shall mean a person who
is a member of the Company's Board of Directors  who   (a) is not
currently an officer or employee of the  Company or any parent or
subsidiary of the Company,   (b) does not  directly or indirectly
receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent
or   subsidiary  of  the  Company  for  which disclosure would be required pursuant pursuant to  Item 404(a) of Regulation S-K, and
(d) is  not  engaged  in a business relationship with the Company or  any  parent  or  subsidiary  of  the  Company  which would be
disclosable under Item 404(b) of Regulation S-K.    In  the event
the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the
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Committee. The Committee shall select one of its members a Chairman, and  shall  hold  meetings  at such  times  and  places as it may
determine.    Action   taken  by  a majority of the Committee  at
which  a  quorum  is  present,  or  action  reduced  to   writing
or approved in writing by a majority   of  the  members  of   the
Committee, shall be valid acts of the  Committee.

     The Committee's interpretation and construction of any provision of the Plan, or any award granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan.

2.2 POWERS OF THE COMMITTEE. In addition to the awarding of the Stock Bonus as set forth in Paragraph 3.1 hereof, the Committee, subject to the express provisions of the Plan, shall have complete authority to interpret the Plan, to prescribe,amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

                ARTICLE III:  STOCK BONUS AWARD

3.1. AWARDING THE STOCK BONUS. The Board has the complete authority, in its sole discretion, to determine the eligible key employees to whom a Stock Bonus shall be awarded and the number of shares comprising each such Stock Bonus.

3.2. CONSIDERATION. Inasmuch as the Stock Bonus awarded pursuant to this Plan is a bonus, no monetary consideration shall pass from an employee to the Company.

3.3. ADJUSTMENT OF THE NUMBER OF SHARES. The number of shares of the Stock Bonus subject to any award under the Plan but not yet distributed and the number of shares reserved for issuance pursuant to the Plan but not yet covered by a bonus shall be adjusted to reflect any stock dividend, stock split or any other capital stock change. Any other adjustments shall be equitably made by the Board in its sole discretion. However, no adjustment shall require the Company to award a fractional share.

           ARTICLE IV:  DISTRIBUTION OF STOCK BONUSES

4.1.  TIME  OF DISTRIBUTION.  Any Stock Bonus awarded  under  the
Plan for a given fiscal year shall be distributed to the employee at such time or times as the Committee shall determine.

4.2. ELIGIBILITY FOR DISTRIBUTION. In order to be eligible to receive a Stock Bonus,the employee must be employed by the Company or any of its subsidiaries on the date on which the bonus is payable. If the employee is not so employed on the date on which the bonus is payable, that bonus shall be forfeited.
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             ARTICLE V:  ADOPTION AND MODIFICATION

5.1. ADOPTION. After the Board of Directors approves the Plan or any amendment thereto which requires shareholder approval in accordance with Paragraph 5.2, below, the Plan or amendment shall be approved by a majority of the shareholders present and entitled to vote at the next regular Annual Shareholders' Meeting.

5.2. MODIFICATIONS. The Board of Directors of the Company may amend or modify any part of the Plan without shareholder approval except for the amount of shares reserved for the Plan set forth in Paragraph 1.8.